                                                                EXHIBIT 10.28

                               THIRTEENTH AMENDMENT TO
                   AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
                                     AND CONSENT

     THIS THIRTEENTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT AND CONSENT (the "Amendment") is dated as of January 8, 1999, and is by and among AMERICABLE, INC., a Minnesota corporation ("Americable") (Americable is hereinafter referred to as the "Original Borrower"), ENSTAR NETWORKING CORPORATION, a Minnesota corporation ("ENC") (Americable and ENC are hereinafter each individually referred to as an "Borrower" and collectively as the "Borrowers") and U.S. BANK NATIONAL ASSOCIATION, f/k/a First Bank National Association, (the "Bank"). Capitalized terms not otherwise expressly defined herein shall have the meanings set forth in the Loan Agreement hereinafter described.

                                      RECITALS

     WHEREAS, the Borrowers and the Bank are parties to an Amended and Restated Loan and Security Agreement, dated as of June 1, 1993, as amended by a First Amendment dated as of November 29, 1993, a Waiver, a Second Amendment dated March 3, 1995, a Third Amendment dated May 31, 1996, a letter amendment dated June 28, 1996, a letter amendment dated July 31, 1996, a Sixth Amendment dated as of August 9, 1996, a Seventh Amendment dated as of May 29, 1997, an Eighth Amendment dated as of September 30, 1997, a Ninth Amendment dated as of March 5, 1998, a Tenth Amendment dated as of June 30, 1998, an Eleventh Amendment dated as of August 31, 1998 and a Twelfth Amendment dated as of November 30, 1998 (as so amended, the "Loan Agreement");

     WHEREAS, the Borrowers have requested and the Bank consent to ENC's sale of a portion of its Accounts Receivable, Inventory and other Assets to Vicom, Inc. ("Vicom") pursuant to that certain Asset Purchase Agreement dated as of December 28, 1998 (the "Vicom Asset Purchase Agreement") between ENC and Vicom; and

     WHEREAS, the Bank is willing to do so provided that certain terms of the Loan Agreement are further amended and the Borrowers are willing to futher amend the Loan Agreement.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                         ARTICLE 1 - AMENDMENTS TO THE LOAN AGREEMENT

     1.1 Amendments to Loan Agreement. As of the effective date of this Amendment, the Loan Agreement is amended as follows:

          (a) The definitions of "Borrower" and "Borrowers" set forth in the preamble to the Loan Agreement are respectively amended in their entireties to read as follows:

                "Americable and ENC are hereinafter each individually referred to as a 'Borrower' and collectively as the 'Borrowers'."

          (b) Section 6.2 of the Loan Agreement is amended in its entirety to read as follows:

                "6.2 Sale of Assets. Sell, transfer, convey, lease, assign or otherwise dispose (with or without recourse) of: (a) any of the 1,025,000 shares of CorVel Corporation's common stock (the 'CorVel Stock') owned by Americable; or (b) any of the shares of Vicom, Inc. common stock (the 'Vicom Stock') acquired by ENC as part of the consideration of the sale of certain of its assets to Vicom pursuant to that certain Asset Purchase Agreement dated as of December 28, 1998 (the "Vicom Asset Purchase Agreement") between ENC and Vicom, which Vicom Stock includes the 1,350,000 shares of Vicom Stock originally acquired by ENC and any additional shares of Vicom Stock acquired by ENC pursuant to the antidilution provisions of the Vicom Asset Purchase Agreement; or (c) any of its other assets (including, without limitation, any Accounts Receivable, instruments or chattel paper) except for sales and leases of Inventory in the ordinary course of business."

     1.2 Construction. All references in the Loan Agreement to "this Agreement," "herein" and similar references shall be deemed to refer to the Loan Agreement as amended by this Amendment.

                       ARTICLE II - REPRESENTATIONS AND WARRANTIES

          To induce the Bank to enter into this Amendment and to make and maintain the Loans under the Loan Agreement as amended hereby, the Borrowers hereby warrant and represent to the Bank that: (a) The execution, delivery and performance by the Borrowers of this Amendment and any other documents to which the Borrower is a party have been duly authorized by all necessary corporate or partnership action, do not require any approval or consent of, or any registration, qualification or filing with, any government agency or authority or any approval or consent of any other person (including, without limitation, any stockholder or partner), do not and will not conflict with, result in any violation of or constitute any default under, any provision of the Borrower's articles of incorporation or bylaws, any agreement binding on or applicable to such Borrower or any of its property, or any law or governmental regulation or court decree or order, binding upon or applicable, to such Borrower or of any of its property and will not result in the creation or imposition of any security interest or other lien or encumbrance in or on any of its property pursuant to the provisions of any agreement applicable to the Borrower or any of its property; (b) The Loan Agreement as amended by this Amendment is the legal, valid and binding obligations of each Borrower and is enforceable in accordance with its terms, subject only to bankruptcy, insolvency, reorganization, moratorium or similar laws, rulings or decisions at the time in effect affecting the enforceability of rights or creditors generally and to general equitable principles which may limit the right to obtain equitable remedies; and (c) the Borrowers have provided the Bank with true, correct and complete copies of the Vicom Asset Purchase Agreement and all amendments, modifications or supplements thereto.

                      ARTICLE III - CONDITIONS AND EFFECTIVENESS

     This Amendment shall become effective on the date first set forth above, provided, however, that the effectiveness of this Amendment is subject to the satisfaction of each of the following conditions:

          3.1 Before and after giving effect to this Amendment, the representations and warranties in ARTICLE IV of the Loan Agreement shall be true and correct as though made on the date hereof except for changes that are permitted by the terms of the Loan Agreement. The execution by the Borrowers of this Amendment shall be deemed a representation that the Borrowers have complied with the foregoing condition.

          3.2 Before and after giving effect to this Amendment, no Event of Default or no Default, shall have occurred and be continuing under the Loan Agreement except for those expressly waived by the terms hereof. The execution by the Borrowers of this Amendment shall be deemed a representation that the Borrowers have complied with the foregoing condition.

          3.3 The Bank shall have received the following documents appropriately completed and duly executed by the Borrowers and the other Obligors where appropriate and shall have received the other items described herein:

               (a) This Amendment appropriately completed and duly executed by the Borrowers, together with a resolution of each of the Borrowers authorizing the execution and delivery of this Amendment in form and substance satisfactory to the Bank;

               (b) An Acknowledgement and Consent duly executed by ENStar in form and substance satisfactory to the Bank;

               (c) Copies of the Vicom Asset Purchase Agreement and all amendments, modifications or supplements thereto certified by ENC's secretary to be true, correct and complete copies thereof, and

               (d) Such other approvals, opinions or documents, as the Bank may reasonably request.

                              ARTICLE IV - GENERAL

          4.1 Expenses. The Borrowers jointly and severally agree to reimburse the Bank upon demand for all reasonable expenses, including reasonable fees of attorneys (who may be employees of the Bank) and legal expenses incurred by the Bank in the preparation, negotiation and execution of this Amendment and any other document required to be furnished herewith, and in enforcing the obligations of the Borrowers hereunder, and to jointly and severally pay and save the Bank harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of this Amendment, which obligations of the Borrowers shall survive any termination of the Loan Agreement.

          4.2 Counterparts. This Amendment may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same instrument.

          4.3 Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

          4.4 Law. This Amendment shall be a contract made under the laws of the State of Minnesota, which laws shall govern all the rights and duties hereunder.

          4.5 Successors: Enforceability. This Amendment shall be binding upon the Borrowers and the Bank and their respective successors and assigns, and shall inure to the benefit of the Borrowers and the Bank and the successors and assigns of the Bank. Except as hereby amended, the Loan Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

          4.6 Recitals. The recitals hereto are incorporated herein by reference and constitute and integral part of this Amendment.

          4.7 Acknowledgement and Release. In order to induce the Bank to enter into this Amendment, the Borrowers: (a) represent and warrant to the Bank that no events have taken place and no circumstances exist at the date hereof which would give the Borrowers the right to assert a defense, offset or counterclaim to any claim by the Bank for payment of the Obligations; and (b) hereby releases and forever discharges the Bank and its successors, assigns, directors, officers, agents, employees and participants from any and all actions, causes of action, suits, proceedings, debts, sums of money, covenants, contracts, controversies, claims and demands, at law or in equity, which the Borrower ever had or now has against the Bank or its successors, assigns, directors, officers, agents, employees or participants by virtue of their relationship to the Borrower in connection with the Loan Documents and the transactions related thereto.

          4.8 Consent. The Bank hereby consents to ENC's sale of a portion of its Accounts Receivable, Inventory and other Assets to Vicom pursuant to the Vicom Asset Purchase Agreement and in accordance with the terms thereof as set forth in the copies thereof delivered to the Bank pursuant to
     Section 3.3 hereof and as further amended, modified or supplemented with the Bank's prior written consent. This Consent is limited to the specific transaction described above and is not intended, and shall not be construed, to be a consent to any other transaction or a general waiver of any term or provision of the Loan Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

                                     AMERICABLE, INC., a Minnesota Corporation

                                     By:  /s/ Peter E. Flynn
                                          ----------------------
                                          Peter E. Flynn
                                          President


                                     ENSTAR NETWORKING CORPORATION,
                                     a Minnesota Corporation

                                     By:  /s/ Thomas S. Wargolet
                                          ----------------------
                                          Thomas S. Wargolet
                                          Chief Financial Officer


                                     U.S. BANK NATIONAL ASSOCATION,
                                     f/k/a First Bank National Association

                                     By:  /s/ Kim Leppanen
                                          ----------------------
                                          Kim Leppanen
                                          Assistant Vice President